Exhibit 99.1

Byline Bancorp, Inc. Reports Second Quarter 2025 Financial Results

Second quarter net income of $30.1 million, $0.66 diluted earnings per share

Chicago, IL, July 24, 2025 – Byline Bancorp, Inc. (NYSE: BY), today reported:

	At or for the quarter			Second Quarter Highlights (compared to 1Q25 unless specified)
	2Q25	1Q25	2Q24
Financial Results ($ in thousands)				• Completed the acquisition and integration
Net interest income	$95,970	$88,216	$86,526	of First Security Bancorp, Inc.
Non-interest income	14,483	14,864	12,844
Total revenue(1)	110,453	103,080	99,370	• Adjusted net income(1) of $33.8 million, or
Non-interest expense (NIE)	59,602	56,429	53,210	$0.75 per adjusted diluted share(1)
Pre-tax pre-provision net income (PTPP)(1)	50,851	46,651	46,160
Provision for credit losses	11,923	9,179	6,045	• PTPP ROAA of 2.12%(1), 11th consecutive
Provision for income taxes	8,846	9,224	10,444	quarter greater than 2.00%
Net income	$30,082	$28,248	$29,671
				• TBV per common share of $21.56(1), up 3.1%
Per Share
Diluted earnings per share (EPS)	$0.66	$0.64	$0.68	• Repurchased 543,599 common shares
Dividends declared per common share	0.10	0.10	0.09
Book value per common share	26.00	25.32	23.38	Income Statement
Tangible book value per common share(1)	21.56	20.91	18.84	• Net interest income of $96.0 million, an
				increase of $7.8 million, or 8.8%
Balance Sheet & Credit Quality ($ in thousands)
Total deposits	$7,810,479	$7,553,308	$7,347,181	• NIM expanded 11 bps to 4.18%
Total loans and leases	7,353,869	7,047,170	6,904,564
Net charge-offs	7,656	6,644	9,514	• Adjusted efficiency ratio(1) of 48.20%
Allowance for credit losses (ACL)	107,727	100,420	99,730
ACL to total loans and leases held for investment	1.47%	1.43%	1.45%	Balance Sheet
				• Total assets of $9.7 billion
Select Ratios (annualized where applicable)
Efficiency ratio(1)	52.61%	53.66%	52.19%	• Total loans and leases grew $306.7 million,
Return on average assets (ROAA)	1.25%	1.25%	1.31%	or 17.5%(2)
Return on average stockholders' equity	10.24%	10.32%	11.83%
Return on average tangible common equity(1)	12.83%	12.92%	15.27%	• Total deposits grew $257.2 million, or 13.7%(2)
Net interest margin (NIM)	4.18%	4.07%	3.98%
Common equity to total assets	12.27%	11.80%	10.72%	• TCE/TA of 10.39%(1), increase of 44 bps
Tangible common equity to tangible assets(1)	10.39%	9.95%	8.82%
Common equity tier 1	11.85%	11.78%	10.84%	• CET 1 of 11.85%, up seven bps

CEO/President Commentary

Roberto R. Herencia, Executive Chairman and CEO of Byline Bancorp, commented, "We are pleased with our overall strategic execution for the first half of the year as we successfully completed the acquisition of First Security Bancorp, which we believe has strengthened the return profile of Byline. We believe that our position in the market remains strong and continue to be driven by our objective of becoming the preeminent commercial bank in Chicago."

Alberto J. Paracchini, President of Byline Bancorp, added, "Our performance for the quarter demonstrates the momentum and strength of our long-term strategies and the consistency of our execution. Our adjusted second quarter results were highlighted by solid earnings, strong profitability, net interest margin expansion, healthy growth in loans and deposits, and controlled expenses. Our business units continued to perform well, and we have good momentum heading into the second half of the year."

(1)
Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measure.
(2)
Annualized.

Byline Bancorp, Inc.

Board Declares Cash Dividend of $0.10 per Share

On July 22, 2025, the Company's Board of Directors declared a cash dividend of $0.10 per share. The dividend will be paid on August 19, 2025, to stockholders of record of the Company's common stock as of August 5, 2025.

STATEMENTS OF OPERATIONS HIGHLIGHTS

Net Interest Income

Net interest income for the second quarter of 2025 was $96.0 million, an increase of $7.8 million, or 8.8%, from the first quarter of 2025. The increase in net interest income was primarily due to higher interest income due to growth in the loan and lease portfolio, primarily due to our acquisition of First Security Bancorp, Inc. and its wholly owned bank subsidiary, First Security Trust and Savings Bank (the "First Security acquisition"), and higher yields on taxable securities, offset by higher interest expense mainly due to deposit growth, primarily due to the First Security acquisition.

Tax-equivalent net interest margin(1) for the second quarter of 2025 was 4.19%, an increase of 11 basis points compared to the first quarter of 2025. The increase was primarily due to higher yields on securities and cash and cash equivalents, and lower costs of borrowings. Net loan accretion income positively contributed 13 basis points to the net interest margin for the current quarter, a one basis point increase over the prior quarter.

The average cost of total deposits was 2.27% for the second quarter of 2025, a decrease of three basis points compared to the first quarter of 2025, mainly as a result of a shift in the interest-bearing deposit mix and increases in the amount of non-interest bearing deposits, both primarily due to the First Security acquisition.

Provision for Credit Losses

The provision for credit losses was $11.9 million for the second quarter of 2025, an increase of $2.7 million compared to $9.2 million for the first quarter of 2025, mainly due to additional allocation on individually assessed loans, growth in the loan and lease portfolio, and weaker macroeconomic forecast.

Non-interest Income

Non-interest income for the second quarter of 2025 was $14.5 million, a decrease of $381,000, or 2.6%, compared to $14.9 million for the first quarter of 2025. The decrease in total non-interest income was primarily due to a larger downward revaluation of the loan servicing asset and a lower gain on the change in fair value of equity securities, net. These were offset by higher other non-interest income mainly related to an increase in swap activity, and higher net gains on sales of loans. Net gains on sales of loans were $5.4 million for the current quarter, an increase of $476,000, or 9.7% compared to the prior quarter. During the second quarter of 2025, we sold $73.0 million of U.S. government guaranteed loans compared to $70.2 million during the first quarter of 2025.

Non-interest Expense

Non-interest expense for the second quarter of 2025 was $59.6 million, an increase of $3.2 million, or 5.6%, compared to $56.4 million for the first quarter of 2025. The increase in non-interest expense was mainly due to a $1.6 million increase in salaries and employee benefits mainly due to the First Security acquisition and a $1.6 million increase in legal, audit and other professional fees driven by the First Security acquisition and a secondary public offering of shares of our common stock in June 2025.

Our efficiency ratio was 52.61%(1) for the second quarter of 2025, compared to 53.66%(1) for the first quarter of 2025, an improvement of 105 basis points. Our adjusted efficiency ratio was 48.20%(1) for the second quarter of 2025, compared to 53.04%(1) for the first quarter of 2025, an improvement of 484 basis points. The improvement in the efficiency ratio was primarily driven by increases in net interest income.

Income Taxes

We recorded income tax expense of $8.8 million during the second quarter of 2025, compared to $9.2 million during the first quarter of 2025. The effective tax rates were 22.7% and 24.6% for the second quarter of 2025 and first quarter of 2025, respectively. The decrease in the effective tax rate was due to higher income tax benefits related to share-based compensation recorded in the second quarter.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

STATEMENTS OF FINANCIAL CONDITION HIGHLIGHTS

Assets

Total assets were $9.7 billion as of June 30, 2025, an increase of $135.5 million, or 1.4%, compared to $9.6 billion at March 31, 2025. The increase for the current quarter was mainly due to an increase in net loans and leases of $294.9 million driven by increases to the commercial and industrial and commercial real estate loan portfolios from the First Security acquisition, and an increase in securities available-for-sale of $37.1 million, also primarily from the First Security acquisition. These were offset by a decrease in cash and cash equivalents of $203.0 million, mainly due to repayment of FHLB borrowings.

Allowance for Credit Losses

The ACL was $107.7 million as of June 30, 2025, an increase of $7.3 million, or 7.3%, from $100.4 million at March 31, 2025, due to the growth in the loan and lease portfolio and from the First Security acquisition. As result of the acquisition, the allowance for credit losses attributable to purchased credit deteriorated ("PCD") loans and non-credit-deteriorated loans increased $3.2 million and $864,000, respectively. Net charge-offs of loans and leases during the second quarter of 2025 were $7.7 million, or 0.43% of average loans and leases, on an annualized basis. This was an increase of $1.0 million compared to net charge-offs of $6.6 million, or 0.39% of average loans and leases, during the first quarter of 2025. The increase in charge-offs for the quarter was primarily due to a single PCD charge-off and increases related to the unguaranteed portion of government guaranteed loans.

Asset Quality

Non-performing assets were $72.5 million, or 0.75% of total assets, as of June 30, 2025, an increase of $12.6 million from $59.9 million, or 0.62% of total assets, at March 31, 2025. The increase was primarily driven by one commercial and industrial relationship and one commercial real estate relationship. The government guaranteed portion of non-performing loans included in non-performing assets was $8.8 million at June 30, 2025, compared to $9.4 million at March 31, 2025, a decrease of $605,000.

Deposits and Other Liabilities

Total deposits increased $257.2 million to $7.8 billion at June 30, 2025 compared to $7.6 billion at March 31, 2025. The increase in deposits in the current quarter was mainly due to increases in money market accounts and non-interest-bearing demand accounts, both due to deposit shift and from the First Security acquisition, offset by decreases to time deposits mainly due to decreased brokered time deposits.

Total borrowings and other liabilities were $717.3 million at June 30, 2025, a decrease of $183.0 million from $900.3 million at March 31, 2025. The decrease was primarily driven by decreased Federal Home Loan Bank advances due to lower liquidity needs.

Stockholders’ Equity

Total stockholders’ equity was $1.2 billion at June 30, 2025, an increase of $61.3 million, or 5.4%, from March 31, 2025, primarily due to the issuance of common stock related to the acquisition of First Security, and from an increase in retained earnings. During the second quarter of 2025, we purchased 543,599 shares of our common stock under our share repurchase program, at an average price of $24.09 per share.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

Conference Call, Webcast and Slide Presentation

We will host a conference call and webcast at 9:00 a.m. Central Time on Friday, July 25, 2025, to discuss our quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (833) 470-1428; passcode 014057. A recorded replay can be accessed through August 8, 2025, by dialing (866) 813-9403; passcode: 590803.

A slide presentation relating to our second quarter 2025 results will be accessible prior to the conference call. The slide presentation and webcast of the conference call can be accessed on our investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company of Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $9.7 billion in assets and operates 45 branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and community banking products and services including small ticket equipment leasing solutions and is one of the top Small Business Administration lenders in the United States.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgment and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in our Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contacts:

Investors / Media:
Brooks Rennie
Investor Relations Director
312-660-5805
brennie@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	June 30,	March 31,	June 30,
(dollars in thousands)	2025	2025	2024
ASSETS
Cash and due from banks	$75,114	$73,453	$68,251
Interest bearing deposits with other banks	143,236	347,861	662,206
Cash and cash equivalents	218,350	421,314	730,457
Equity and other securities, at fair value	10,759	10,675	8,745
Securities available-for-sale, at fair value	1,575,240	1,538,100	1,386,827
Securities held-to-maturity, at amortized cost	—	—	606
Restricted stock, at cost	18,649	26,311	31,775
Loans held for sale	25,814	21,333	13,360
Loans and leases:
Loans and leases	7,328,055	7,025,837	6,891,204
Allowance for credit losses - loans and leases	(107,727)	(100,420)	(99,730)
Net loans and leases	7,220,328	6,925,417	6,791,474
Servicing assets, at fair value	18,797	19,571	19,617
Premises and equipment, net	59,544	59,568	63,919
Other real estate owned, net	4,946	6,249	780
Goodwill and other intangible assets, net	203,508	196,980	200,788
Bank-owned life insurance	105,714	100,988	98,519
Deferred tax assets, net	57,104	50,703	48,888
Accrued interest receivable and other assets	201,465	207,523	238,060
Total assets	$9,720,218	$9,584,732	$9,633,815
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$1,773,229	$1,715,599	$1,762,891
Interest-bearing deposits	6,037,250	5,837,709	5,584,290
Total deposits	7,810,479	7,553,308	7,347,181
Other borrowings	414,110	578,244	918,738
Subordinated notes, net	74,127	74,084	73,953
Junior subordinated debentures issued to capital trusts, net	71,136	71,000	70,675
Accrued expenses and other liabilities	157,950	177,018	190,254
Total liabilities	8,527,802	8,453,654	8,600,801
STOCKHOLDERS’ EQUITY
Common stock	471	455	452
Additional paid-in capital	756,029	713,086	710,792
Retained earnings	583,170	557,704	481,232
Treasury stock	(57,015)	(43,783)	(47,993)
Accumulated other comprehensive loss, net of tax	(90,239)	(96,384)	(111,469)
Total stockholders’ equity	1,192,416	1,131,078	1,033,014
Total liabilities and stockholders’ equity	$9,720,218	$9,584,732	$9,633,815

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended
(dollars in thousands,	June 30,	March 31,	June 30,
except per share data)	2025	2025	2024
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$128,199	$121,230	$126,523
Interest on securities	13,907	12,127	10,514
Other interest and dividend income	2,421	1,493	4,532
Total interest and dividend income	144,527	134,850	141,569
INTEREST EXPENSE
Deposits	44,380	42,049	47,603
Other borrowings	1,396	1,835	4,460
Subordinated notes and debentures	2,781	2,750	2,980
Total interest expense	48,557	46,634	55,043
Net interest income	95,970	88,216	86,526
PROVISION FOR CREDIT LOSSES	11,923	9,179	6,045
Net interest income after provision for credit losses	84,047	79,037	80,481
NON-INTEREST INCOME
Fees and service charges on deposits	2,633	2,703	2,548
Loan servicing revenue	3,071	3,043	3,216
Loan servicing asset revaluation	(2,150)	(1,051)	(2,468)
ATM and interchange fees	1,059	1,034	1,163
Net losses on sales of securities available-for-sale	(37)	—	—
Change in fair value of equity securities, net	83	811	(390)
Net gains on sales of loans	5,414	4,938	6,036
Wealth management and trust income	1,074	1,082	942
Other non-interest income	3,336	2,304	1,797
Total non-interest income	14,483	14,864	12,844
NON-INTEREST EXPENSE
Salaries and employee benefits	37,819	36,252	33,911
Occupancy and equipment expense, net	4,739	4,852	4,639
Loan and lease related expenses	938	827	741
Legal, audit, and other professional fees	4,843	3,251	3,708
Data processing	4,986	5,171	4,036
Net (gain) loss recognized on other real estate owned and other related expenses	(44)	42	(62)
Other intangible assets amortization expense	1,499	1,118	1,345
Other non-interest expense	4,822	4,916	4,892
Total non-interest expense	59,602	56,429	53,210
INCOME BEFORE PROVISION FOR INCOME TAXES	38,928	37,472	40,115
PROVISION FOR INCOME TAXES	8,846	9,224	10,444
NET INCOME	$30,082	$28,248	$29,671
EARNINGS PER COMMON SHARE
Basic	$0.66	$0.65	$0.68
Diluted	$0.66	$0.64	$0.68

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except share	June 30,	March 31,	June 30,
and per share data)	2025	2025	2024
Earnings per Common Share
Basic earnings per common share	$0.66	$0.65	$0.68
Diluted earnings per common share	$0.66	$0.64	$0.68
Adjusted diluted earnings per common share(1)(3)	$0.75	$0.65	$0.68
Weighted average common shares outstanding (basic)	45,306,240	43,788,353	43,361,516
Weighted average common shares outstanding (diluted)	45,484,392	44,290,257	43,741,840
Common shares outstanding	45,866,649	44,675,553	44,180,829
Cash dividends per common share	$0.10	$0.10	$0.09
Dividend payout ratio on common stock	15.15%	15.63%	13.24%
Book value per common share	$26.00	$25.32	$23.38
Tangible book value per common share(1)	$21.56	$20.91	$18.84
Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin	4.18%	4.07%	3.98%
Net interest margin, fully taxable equivalent (1)(4)	4.19%	4.08%	3.99%
Average cost of deposits	2.27%	2.30%	2.63%
Efficiency ratio(1)(2)	52.61%	53.66%	52.19%
Adjusted efficiency ratio(1)(2)(3)	48.20%	53.04%	52.19%
Non-interest income to total revenues(1)	13.11%	14.42%	12.93%
Non-interest expense to average assets	2.48%	2.49%	2.34%
Adjusted non-interest expense to average assets(1)(3)	2.28%	2.46%	2.34%
Return on average stockholders' equity	10.24%	10.32%	11.83%
Adjusted return on average stockholders' equity(1)(3)	11.51%	10.50%	11.83%
Return on average assets	1.25%	1.25%	1.31%
Adjusted return on average assets(1)(3)	1.41%	1.27%	1.31%
Pre-tax pre-provision return on average assets(1)	2.12%	2.06%	2.03%
Adjusted pre-tax pre-provision return on average assets(1)(3)	2.32%	2.09%	2.03%
Return on average tangible common stockholders' equity(1)	12.83%	12.92%	15.27%
Adjusted return on average tangible common stockholders' equity(1)(3)	14.37%	13.14%	15.27%
Non-interest-bearing deposits to total deposits	22.70%	22.71%	23.99%
Loans and leases held for sale and loans and lease held for investment to total deposits	94.15%	93.30%	93.98%
Deposits to total liabilities	91.59%	89.35%	85.42%
Deposits per branch	$173,566	$164,202	$159,721
Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ACL	0.92%	0.76%	0.93%
Total non-performing assets as a percentage of total assets	0.75%	0.62%	0.67%
ACL to total loans and leases held for investment, net before ACL	1.47%	1.43%	1.45%
Net charge-offs to average total loans and leases held for investment, net before ACL - loans and leases	0.43%	0.39%	0.56%
Capital Ratios
Common equity to total assets	12.27%	11.80%	10.72%
Tangible common equity to tangible assets(1)	10.39%	9.95%	8.82%
Leverage ratio	11.92%	11.98%	11.08%
Common equity tier 1 capital ratio	11.85%	11.78%	10.84%
Tier 1 capital ratio	12.83%	12.80%	11.86%
Total capital ratio	14.87%	14.86%	13.86%

(1) Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2) Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.

(3) Calculation excludes merger-related expenses and expenses related to the secondary public offering of common stock.

(4) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate
ASSETS
Cash and cash equivalents	$182,140	$1,655	3.64%	$134,032	$1,012	3.06%	$305,873	$3,315	4.36%
Loans and leases(1)	7,220,834	128,199	7.12%	6,935,790	121,230	7.09%	6,807,934	126,523	7.47%
Taxable securities	1,650,463	13,806	3.36%	1,560,861	11,745	3.05%	1,473,000	10,869	2.97%
Tax-exempt securities(2)	154,719	1,098	2.85%	154,936	1,091	2.86%	156,655	1,091	2.80%
Total interest-earning assets	$9,208,156	$144,758	6.31%	$8,785,619	$135,078	6.24%	$8,743,462	$141,798	6.52%
Allowance for credit losses - loans and leases	(106,278)			(99,513)			(103,266)
All other assets	531,939			500,659			500,540
TOTAL ASSETS	$9,633,817			$9,186,765			$9,140,736
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$820,341	$3,551	1.74%	$765,919	$3,262	1.73%	$717,513	$4,096	2.30%
Money market accounts	2,905,465	22,749	3.14%	2,606,907	19,618	3.05%	2,270,231	19,978	3.54%
Savings	506,874	139	0.11%	484,708	126	0.11%	514,192	194	0.15%
Time deposits	1,810,909	17,941	3.97%	1,822,305	19,043	4.24%	1,951,448	23,335	4.81%
Total interest-bearing deposits	6,043,589	44,380	2.95%	5,679,839	42,049	3.00%	5,453,384	47,603	3.51%
Other borrowings	298,916	1,396	1.87%	338,141	1,835	2.20%	521,545	4,439	3.42%
Federal funds purchased	—	—	—	—	—	—	1,401	21	6.05%
Subordinated notes and debentures	145,175	2,781	7.68%	145,018	2,750	7.69%	144,548	2,980	8.29%
Total borrowings	444,091	4,177	3.77%	483,159	4,585	3.85%	667,494	7,440	4.48%
Total interest-bearing liabilities	$6,487,680	$48,557	3.00%	$6,162,998	$46,634	3.07%	$6,120,878	$55,043	3.62%
Non-interest-bearing demand deposits	1,802,639			1,730,340			1,817,133
Other liabilities	164,944			183,259			193,923
Total stockholders’ equity	1,178,554			1,110,168			1,008,802
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,633,817			$9,186,765			$9,140,736
Net interest spread(3)			3.31%			3.17%			2.90%
Net interest income, fully taxable equivalent		$96,201			$88,444			$86,755
Net interest margin, fully taxable equivalent(2)(4)			4.19%			4.08%			3.99%
Less: Tax-equivalent adjustment		231	0.01%		228	0.01%		229	0.01%
Net interest income		$95,970			$88,216			$86,526
Net interest margin(4)			4.18%			4.07%			3.98%

Net loan accretion impact on margin		$2,978	0.13%		$2,595	0.12%		$3,656	0.17%

(1) Loan and lease balances are net of deferred origination fees and costs and initial direct costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET TABLES AND FINANCIAL RATIOS (unaudited)

The following table presents our allocation of originated, purchased credit deteriorated (PCD), and acquired non-credit-deteriorated loans and leases at the dates indicated:

	June 30, 2025		March 31, 2025		June 30, 2024
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases:
Commercial real estate	$2,184,187	29.8%	$2,106,856	30.0%	$1,924,797	27.9%
Residential real estate	534,062	7.3%	528,387	7.5%	498,578	7.2%
Construction, land development, and other land	416,118	5.6%	419,892	6.0%	445,919	6.5%
Commercial and industrial	2,737,054	37.4%	2,629,358	37.4%	2,493,229	36.2%
Installment and other	2,984	0.0%	2,015	0.0%	2,576	0.0%
Leasing financing receivables	731,610	10.0%	718,666	10.2%	710,784	10.3%
Total originated loans and leases	$6,606,015	90.1%	$6,405,174	91.1%	$6,075,883	88.1%
Purchased credit deteriorated loans:
Commercial real estate	$84,747	1.2%	$78,425	1.1%	$114,053	1.7%
Residential real estate	27,076	0.4%	28,353	0.4%	40,728	0.6%
Construction, land development, and other land	2,487	0.0%	—	—	9	0.0%
Commercial and industrial	17,428	0.2%	13,337	0.2%	17,796	0.3%
Installment and other	86	0.0%	94	0.0%	116	0.0%
Total purchased credit deteriorated loans	$131,824	1.8%	$120,209	1.7%	$172,702	2.6%
Acquired non-credit-deteriorated loans and leases:
Commercial real estate	$224,442	3.1%	$186,342	2.7%	$254,858	3.7%
Residential real estate	172,570	2.4%	170,656	2.4%	188,489	2.7%
Construction, land development, and other land	61,897	0.8%	61,204	0.9%	84,849	1.2%
Commercial and industrial	113,609	1.6%	82,238	1.2%	113,997	1.7%
Installment and other	17,698	0.2%	9	0.0%	153	0.0%
Leasing financing receivables	—	—	5	0.0%	273	0.0%
Total acquired non-credit-deteriorated loans and leases	$590,216	8.1%	$500,454	7.2%	$642,619	9.3%
Total loans and leases	$7,328,055	100.0%	$7,025,837	100.0%	$6,891,204	100.0%
Allowance for credit losses - loans and leases	(107,727)		(100,420)		(99,730)
Total loans and leases, net of allowance for credit losses - loans and leases	$7,220,328		$6,925,417		$6,791,474

The following table presents the balance and activity within the allowance for credit losses - loans and lease for the periods indicated:

	Three Months Ended
	June 30,		March 31,		June 30,
(dollars in thousands)	2025		2025		2024
ACL - loans and leases, beginning of period	$100,420		$97,988		$102,366
Adjustment for acquired PCD loans	3,206		—		—
Provision for credit losses - loans and leases	11,757		9,076		6,878
Net charge-offs - loans and leases	(7,656)		(6,644)		(9,514)
ACL - loans and leases, end of period	$107,727		$100,420		$99,730
Net charge-offs - loans and leases to average total loans and leases held for investment, net before ACL	0.43%		0.39%		0.56%
Provision for credit losses - loans and leases to net charge-offs - loans and leases during the period	1.54	x	1.37	x	0.72x

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET TABLES AND FINANCIAL RATIOS (unaudited)

The following table presents the amounts of non-performing loans and leases and other real estate owned at the date indicated:

				June 30, 2025
				Change from
(dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024	March 31, 2025	June 30, 2024
Non-performing assets:
Non-accrual loans and leases	$67,553	$53,619	$63,808	26.0%	5.9%
Past due loans and leases 90 days or more and still accruing interest	—	—	—	—%	—%
Total non-performing loans and leases	$67,553	$53,619	$63,808	26.0%	5.9%
Other real estate owned	4,946	6,249	780	(20.8)%	533.9%
Total non-performing assets	$72,499	$59,868	$64,588	21.1%	12.2%
Total non-performing loans and leases as a percentage of total loans and leases	0.92%	0.76%	0.93%
Total non-performing assets as a percentage of total assets	0.75%	0.62%	0.67%
Allowance for credit losses - loans and leases as a percentage of non-performing loans and leases	159.47%	187.28%	156.30%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$8,819	$9,424	$6,616	(6.4)%	33.3%
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—%	—%
Total non-performing loans guaranteed	$8,819	$9,424	$6,616	(6.4)%	33.3%
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.80%	0.63%	0.83%
Total non-performing assets not guaranteed as a percentage of total assets	0.66%	0.53%	0.60%

The following table presents the composition of deposits at the dates indicated:

				June 30, 2025
				Change from
(dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024	March 31, 2025	June 30, 2024
Non-interest-bearing demand deposits	$1,773,229	$1,715,599	$1,762,891	3.4%	0.6%
Interest-bearing checking accounts	857,460	840,435	717,229	2.0%	19.6%
Money market demand accounts	2,996,684	2,759,185	2,323,245	8.6%	29.0%
Other savings	501,020	483,075	503,935	3.7%	(0.6)%
Time deposits (below $250,000)	1,216,990	1,326,418	1,610,308	(8.2)%	(24.4)%
Time deposits ($250,000 and above)	465,096	428,596	429,573	8.5%	8.3%
Total deposits	$7,810,479	$7,553,308	$7,347,181	3.4%	6.3%

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted non-interest expense, adjusted non-interest expense excluding amortization of intangible assets, adjusted efficiency ratio, adjusted non-interest expense to average assets, tax equivalent net interest income, tax-equivalent net interest margin, total revenue, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision net income, adjusted pre-tax pre-provision net income, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible common equity, tangible assets, tangible net income available to common stockholders, adjusted tangible net income available to common stockholders, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See below in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

	As of or For the Three Months Ended
	June 30,	March 31,	June 30,
(dollars in thousands, except per share data)	2025	2025	2024
Net income and earnings per share excluding significant items:
Reported Net Income	$30,082	$28,248	$29,671
Significant items:
Merger-related expenses	4,450	637	—
Secondary public offering of common stock expenses	413	—	—
Tax benefit	(1,117)	(134)	—
Adjusted Net Income	$33,828	$28,751	$29,671
Reported Diluted Earnings per Share	$0.66	$0.64	$0.68
Significant items:
Merger-related expenses	0.10	0.01	—
Secondary public offering of common stock expenses	0.01	—	—
Tax benefit	(0.02)	—	—
Adjusted Diluted Earnings per Share	$0.75	$0.65	$0.68

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except per share data,	June 30,	March 31,	June 30,
ratios annualized, where applicable)	2025	2025	2024
Adjusted non-interest expense:
Non-interest expense	$59,602	$56,429	$53,210
Less: Merger-related expenses	4,450	637	—
Less: Secondary public offering of common stock expenses	413	—	—
Adjusted non-interest expense	$54,739	$55,792	$53,210
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$54,739	$55,792	$53,210
Less: Amortization of intangible assets	1,499	1,118	1,345
Adjusted non-interest expense excluding amortization of intangible assets	$53,240	$54,674	$51,865
Pre-tax pre-provision net income:
Pre-tax income	$38,928	$37,472	$40,115
Add: Provision for credit losses	11,923	9,179	6,045
Pre-tax pre-provision net income	$50,851	$46,651	$46,160
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$50,851	$46,651	$46,160
Add: Merger-related expenses	4,450	637	—
Add: Secondary public offering of common stock expenses	413	—	—
Adjusted pre-tax pre-provision net income	$55,714	$47,288	$46,160
Tax equivalent net interest income:
Net interest income	$95,970	$88,216	$86,526
Add: Tax-equivalent adjustment	231	228	229
Net interest income, fully taxable equivalent	$96,201	$88,444	$86,755
Total revenue:
Net interest income	$95,970	$88,216	$86,526
Add: Non-interest income	14,483	14,864	12,844
Total revenue	$110,453	$103,080	$99,370
Tangible common stockholders' equity:
Total stockholders' equity	$1,192,416	$1,131,078	$1,033,014
Less: Goodwill and other intangibles	203,508	196,980	200,788
Tangible common stockholders' equity	$988,908	$934,098	$832,226
Tangible assets:
Total assets	$9,720,218	$9,584,732	$9,633,815
Less: Goodwill and other intangibles	203,508	196,980	200,788
Tangible assets	$9,516,710	$9,387,752	$9,433,027
Average tangible common stockholders' equity:
Average total stockholders' equity	$1,178,554	$1,110,168	$1,008,802
Less: Average goodwill and other intangibles	203,767	197,514	201,428
Average tangible common stockholders' equity	$974,787	$912,654	$807,374
Average tangible assets:
Average total assets	$9,633,817	$9,186,765	$9,140,736
Less: Average goodwill and other intangibles	203,767	197,514	201,428
Average tangible assets	$9,430,050	$8,989,251	$8,939,308
Tangible net income available to common stockholders:
Net income available to common stockholders	$30,082	$28,248	$29,671
Add: After-tax intangible asset amortization	1,107	826	987
Tangible net income available to common stockholders	$31,189	$29,074	$30,658
Adjusted tangible net income available to common stockholders:
Tangible net income available to common stockholders	$31,189	$29,074	$30,658
Add: Merger-related expenses	4,450	637	—
Add: Secondary public offering of common stock expenses	413	—	—
Add: Tax benefit on significant items	(1,117)	(134)	—
Adjusted tangible net income available to common stockholders	$34,935	$29,577	$30,658

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except share and per share	June 30,	March 31,	June 30,
data, ratios annualized, where applicable)	2025	2025	2024
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$50,851	$46,651	$46,160
Average total assets	9,633,817	9,186,765	9,140,736
Pre-tax pre-provision return on average assets	2.12%	2.06%	2.03%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$55,714	$47,288	$46,160
Average total assets	9,633,817	9,186,765	9,140,736
Adjusted pre-tax pre-provision return on average assets	2.32%	2.09%	2.03%
Net interest margin, fully taxable equivalent:
Net interest income, fully taxable equivalent	$96,201	$88,444	$86,755
Total average interest-earning assets	9,208,156	8,785,619	8,743,462
Net interest margin, fully taxable equivalent	4.19%	4.08%	3.99%
Non-interest income to total revenues:
Non-interest income	$14,483	$14,864	$12,844
Total revenues	110,453	103,080	99,370
Non-interest income to total revenues	13.11%	14.42%	12.93%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$54,739	$55,792	$53,210
Average total assets	9,633,817	9,186,765	9,140,736
Adjusted non-interest expense to average assets	2.28%	2.46%	2.34%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$53,240	$54,674	$51,865
Total revenues	110,453	103,080	99,370
Adjusted efficiency ratio	48.20%	53.04%	52.19%
Adjusted return on average assets:
Adjusted net income	$33,828	$28,751	$29,671
Average total assets	9,633,817	9,186,765	9,140,736
Adjusted return on average assets	1.41%	1.27%	1.31%
Adjusted return on average stockholders' equity:
Adjusted net income	$33,828	$28,751	$29,671
Average stockholders' equity	1,178,554	1,110,168	1,008,802
Adjusted return on average stockholders' equity	11.51%	10.50%	11.83%
Tangible common equity to tangible assets:
Tangible common equity	$988,908	$934,098	$832,226
Tangible assets	9,516,710	9,387,752	9,433,027
Tangible common equity to tangible assets	10.39%	9.95%	8.82%
Return on average tangible common stockholders' equity:
Tangible net income available to common stockholders	$31,189	$29,074	$30,658
Average tangible common stockholders' equity	974,787	912,654	807,374
Return on average tangible common stockholders' equity	12.83%	12.92%	15.27%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income available to common stockholders	$34,935	$29,577	$30,658
Average tangible common stockholders' equity	974,787	912,654	807,374
Adjusted return on average tangible common stockholders' equity	14.37%	13.14%	15.27%
Tangible book value per share:
Tangible common equity	$988,908	$934,098	$832,226
Common shares outstanding	45,866,649	44,675,553	44,180,829
Tangible book value per share	$21.56	$20.91	$18.84